KRAMER LEVIN NAFTALIS & FRANKEL llp

July 31, 2009

PNC Alternative Strategies TEDI Fund LLC
2 Hopkins Plaza
Baltimore, MD 21201

Re:           PNC Alternative Strategies TEDI Fund LLC (“Registrant”)
File Nos. 333-160882; 811-21817

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Pre-Effective Amendment No. 1 on Form N-2 filed on behalf of the Registrant.

Very truly yours,

                                /S/ Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS NEW YORK NY 10036-2714 PHONE 212.715.9100 FAX 212.715.8000 WWW.KRAMERLEVIN.COM ALSO AT 47 AVENUE HOCHE 75008 PARIS FRANCE